Contact: David Flaherty
856-751-4069

For Immediate Release

PALM BEACH COUNTY BANK JOINS COMMERCE BANCORP NETWORK

December 5, 2005 - - Commerce Bancorp, Inc. (NYSE:CBH), “America’s Most Convenient Bank,” today completed its acquisition of Palm Beach County Bank. The acquisition provides the foundation for a 150-store Commerce network that will serve customers throughout southeast Florida.

Palm Beach County Bank, based in West Palm Beach, was privately held with assets of $370 million. The entire Palm Beach County executive staff, including Founder and CEO Calvin Cearley and President William Martin will join Commerce Bank’s senior management team.

The seven existing Palm Beach County Bank offices will be converted to Commerce Bank’s information technology and computer systems and temporarily redesigned to incorporate the distinctive Commerce brand by mid-January, 2006. By mid-March, 2006 the former Palm Beach County Bank offices all will be totally redesigned as Commerce Bank stores. In addition, Commerce plans to open its first freestanding prototype store in Deerfield Beach at the same time.

Commerce Bank expects to open a total of 10 to 15 new stores in Palm Beach and Broward Counties during the course of 2006 and currently has 10+ sites under development. In subsequent years, Commerce plans to open 20 to 25 new stores annually.

“We’re excited to be introducing Commerce Bank’s unique retail model to customers in southeast Florida,” said Commerce Founder and Chairman Vernon W. Hill. “Palm Beach County Bank has been a premier community bank and will be an ideal fit with our intense customer-focused culture and ‘America’s Most Convenient Bank’ philosophy.”

About Commerce Bank
Commerce Bank, “America’s Most Convenient Bank,” is a leading retailer of financial services with more than 350 convenient stores in New Jersey, New York, Pennsylvania, Delaware and new markets Connecticut, Washington, D.C., and Virginia. The bank will expand into southeast Florida in early 2006. Headquartered in Cherry Hill, N.J., Commerce Bancorp (NYSE: CBH) has $36 billion in assets and, in third quarter 2005, achieved a deposit increase of 29% and total asset growth of 28%. For more information about Commerce, please visit the company’s interactive financial resource center at commerceonline.com.

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Forward-Looking Statements
The Company may from time to time make written or oral “forward-looking statements”, including statements contained in the Company’s filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company’s control). The words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s financial performance to differ materially from that expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System (the “FRB”); inflation; interest rates, market and monetary fluctuations; the timely development of competitive new products and services by the Company and the acceptance of such products and services by customers; the willingness of customers to substitute competitors’ products and services for the Company’s products and services and vice versa; the impact of changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; future acquisitions; the expense savings and revenue enhancements from acquisitions being less than expected; the growth and profitability of the Company’s non-interest or fee income being less than expected; unanticipated regulatory or judicial proceedings; changes in consumer spending and saving habits; and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

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